UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2008

Nash-Finch Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Edina, Minnesota		55435
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-0534

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 11, 2008, Nash-Finch Company (the "Company") entered into a Stipulation of Settlement (the "Settlement Agreement") with respect to a putative securities fraud class action filed against the Company and certain of its now former executive officers (together with the Company, the "Defendants"). The Settlement Agreement was filed in the United States District Court for the District of Minnesota (the "Court") on March 11, 2008.

The complaint in this class action (the "Complaint") alleges that the Defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by making misleading statements regarding, among other things, the integration of the two distribution divisions acquired from Roundy’s Supermarkets, Inc. on March 31, 2005, the performance of the Company’s retail segment and the Company’s financial projections.

The Defendants denied, and continue to deny, in their entirety any and all allegations of fraud or any wrongdoing in the Complaint. Neither the Settlement Agreement nor any of its terms or conditions, nor the Company’s decision to settle the lawsuit, should be construed as an admission or concession of any kind of the merit or truth of any of the allegations of fraud or wrongdoing in the Complaint, or of any fault, liability or wrongdoing whatsoever on the part of any and all of the Defendants. Nonetheless, the Company has concluded that it is desirable to settle the lawsuit to avoid the costs, risks and uncertainty of further litigation and trial, and to avoid the distraction of protracted litigation.

The Settlement Agreement provides for Court certification of a settlement class, a full release of all claims in the Complaint by the lead plaintiff and the settlement class and a dismissal with prejudice of all claims in the Complaint, in consideration for payment of $6.75 million into a settlement fund. Such payment will be funded in full by the Company’s insurance coverage.

The Settlement Agreement is subject to preliminary approval by the Court, notice to the settlement class of the proposed settlement, and final approval by the Court after hearings on the fairness of the settlement to the settlement class. If final approval of the Settlement Agreement is granted, the Court will enter an order certifying the settlement class and dismissing all of the claims in the lawsuit with prejudice. If the Settlement Agreement becomes effective, the settlement fund, less various costs of administration and plaintiffs’ costs and attorneys’ fees, will be distributed to the settlement class members that have filed a valid and approved claim.

On March 11, 2008, the Company issued a press release announcing the settlement of this lawsuit. The press release is furnished herewith as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash-Finch Company

March 11, 2008	By:	/s/ Kathleen M. Mahoney

Name: Kathleen M. Mahoney
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 11, 2008